EXHIBIT 99.1
                                  PRESS RELEASE


                   EIGHT YEARS AFTER ITS FOUNDING, 1st MARINER
                         SURPASSES $1 BILLION IN ASSETS

Second quarter profits largest in company history, rising 46%; diluted earning per share up 44%; ranked one of 100 fastest growing small companies by Fortune Small Business Magazine

Baltimore, MD (July 15, 2003) - 1st Mariner Bancorp (Nasdaq: FMAR), parent company of 1st Mariner Bank and Finance Maryland, LLC, today announced that its assets surpassed $1 billion in the second quarter of 2003 as it earned net income of $1,328,000, a 46% increase compared to the $908,000 earned for the same period last year. In the second quarter, 1st Mariner produced the highest quarterly profit in the Company's history. Diluted earnings per share increased 44% to $.23, from $.16 reported for the same quarter of 2002. For the six month period ended June 30, 2003, net income totaled $2,483,000, an increase of 40% from $1,771,000 million reported last year.

In addition to achieving record assets and quarterly profitability, 1st Mariner has also drawn the notice of Fortune Small Business Magazine, which named the Company one of the top 100 fastest growing small public companies in America in its July/August issue.

Edwin F. Hale, Sr., 1st Mariner's Chairman and Chief Executive Officer, said, "The dual achievement of passing the $1 billion total asset mark and earning record quarterly profits demonstrates the soundness of our business strategy to be the region's preferred locally owned, locally managed bank. We grew this bank to $1 billion in just eight years completely through organic growth, without any acquisitions, and as we have grown in assets, we have also increased our profitability. All areas of the Company's operations are performing well and contributed to the second quarter's achievements."

Mr. Hale continued: "The current climate in banking regionally is ready made for us to continue our profitable growth. We are fortunate to have talented and energetic employees who serve thousands of loyal customers. As a number of significant bank mergers occur in Maryland, we are very favorably positioned to attract the most talented banking professionals to our team and to win new banking relationships with customers who prefer to use a bank that is headquartered locally and is totally customer focused."

First Mariner's total assets ended the second quarter at $1.003 billion, up 24% from June 30, 2002. Loan demand remained strong as total loans increased $47.1 million (+9%), Commercial loans increased $40 million (+14%) from the second quarter of last year and consumer loans increased $24 million (+50%). Commercial loan growth reflected successful business development efforts, continued
strength in the Central Maryland economy, and low market interest rates. Consumer loan growth was fueled by increases in home equity lending loans and consumer loans originated by Finance Maryland, LLC, which grew to more than $16 million in loans receivable in its first year of operations. Mortgage loan originations exceeded $352 million (+74%) for the quarter, increasing $149.7 million from last year's second quarter. For the first six months of 2003, origination volume totaled over $610 million, increasing $212.9 million (+54%), as compared to the same period last year. Total deposits increased by $144.2 million (+23%) and average deposits per branch are now $35 million.

Financial Highlights for the quarter include:

     - Total revenue increased by $2.882 million (+27%) over the 2nd quarter of 2002, due to growth in loans and deposits, growth in most fee income categories, and higher securities gains.

     - Net interest income grew by $805 thousand (+11%) due to growth in average earning assets of $114.1 million (+16%), while the net interest margin decreased to 3.95% for the 2nd quarter of 2003 compared to 4.15% for the 2nd quarter of 2002.

     - The provision for loan losses totaled $902 thousand compared to $335 thousand in the same quarter last year. The allowance for loan losses increased to $8.206 million from $6.060 million at June 30, 2002, and totaled 1.50% of loans outstanding compared to 1.21% last year. Non-performing assets increased to $4.509 million (.45% of total assets) compared to $3.278 million (.41% of total assets) last year.

     - Non-interest or fee income increased by $2.077 million or 66%. Deposit service charges and ATM fees increased $855 thousand. Gains on sales of mortgage loans and other mortgage banking revenue increased $887 thousand. Fees from sales of credit and other insurance products grew by $398 thousand, and income from Bank Owned Life Insurance grew by $42 thousand.

     -    Non-interest  expenses  increased  by $1.700  million or 19%.  Finance
          Maryland added $898 thousand or 8% to the increase in total non-interest expenses. Salaries and benefit expenses increased by $729 thousand due to higher sales commissions, higher staff levels, staff additions for Finance Maryland, and increased health insurance costs. Occupancy expenses increased by $338 thousand due to new offices of Finance Maryland, increased space requirements for administrative offices, and higher utilities expenses. Other non-interest expenses increased $657 thousand due to increases in marketing and promotion, mortgage origination costs, and postage and delivery expenses.

     - Loans outstanding increased by $47.1 million (+9%) compared to the same quarter last year. Commercial loans increased $26.3 million (+14%), residential construction loans decreased $6.9 million (-5%), consumer loans increased $23.9 million (+50%), and residential mortgage loans outstanding decreased $9.6 million (-20%).

     - Deposits increased by $144.2 million (+23%) compared to the 2nd quarter of 2002. Non-interest checking balances increased $22.2 million (+20%), interest checking increased $40.7 million (+92%), savings deposits grew by $10.7 million (+24%) and time deposits increased $82.8 million (+31%). Money market balances dropped by $12.9 million (-8%).

     -    Stockholders'  Equity increased by $6.2 million (+13%).  This increase reflects the retention of earnings for the twelve months ($4.6 million), and improvement in the market value of securities classified as available for sale ($1.3 million). Capital Ratios were as follows:
          Leverage Ratio = 7.5%; Tier 1 risk-based ratio = 9.8%; Total Capital Ratio = 15.0%. All capital ratios exceed levels to qualify for "Well Capitalized" status under current regulatory definitions.

First Mariner Bancorp is a bank holding company with total assets of $1.003 billion. Its wholly owned banking subsidiary, First Mariner Bank, (opened in 1995) operates 22 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Worcester counties in Maryland, and the city of Baltimore. First Mariner Mortgage, a division of First Mariner Bank, operates 14 offices in Central Maryland, the Eastern Shore of Maryland, and Northern Virginia. On July 12, 2002, First Mariner Bancorp formed Finance Maryland, LLC, a consumer finance company that currently operates eight branches in Baltimore, Cecil, Harford, Wicomico, and Washington counties. First Mariner Bancorp's common stock is traded on the Nasdaq National Market under the symbol "FMAR". Preferred shares issued by Mariner Capital Trust (Subsidiary of First Mariner Bancorp) are also traded under the Nasdaq National Market under the symbol "FMARP". First Mariner's web site address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans and expectations regarding efficiencies resulting from new programs and expansion activities, revenue growth, anticipated expenses, and other unknown outcomes. The Company's actual results could differ materially from management's expectations. Factors that could contribute to those differences include, but are not limited to, changes in regulations applicable to the Company's business, successful implementation of Company's branch expansion strategy, its concentration in real estate lending, increased competition, changes in technology, particularly internet banking, impact of interest rates, possibility of economic recession or slow down (which could impact credit quality, adequacy of loan loss reserve and loan growth) and control by and dependency on key personnel, particularly Edwin F. Hale, Sr., Chairman of the Board of Directors and CEO of the Company.

Contact:  Mark Keidel- SVP/CFO 410-558-4281

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)

                                                                     For the three months ended June 30,
                                                                    2003          2002     $ Change      % Change
                                                           ---------------------------------------------------------

Summary of Earnings:
 Net interest income                                       $       8,444      $   7,639        805           11%
 Provision for loan losses                                           902            335        567          169%
 Noninterest income                                                5,224          3,147      2,077           66%
 Noninterest expense                                              10,813          9,113      1,700           19%
 Income before income taxes                                        1,953          1,338        615           46%
 Income tax expense                                                  625            430        195           45%
 Net income                                                        1,328            908        420           46%

Profitability and Productivity:
 Return on average assets                                          0.58%          0.47%       -              25%
 Return on average equity                                          9.78%          7.87%       -              24%
 Net interest margin                                               3.95%          4.15%       -              -5%
 Net overhead ratio                                                2.51%          3.12%       -             -19%
 Efficiency ratio                                                 79.95%         85.23%       -              -6%
 Mortgage loan production                                        351,755        202,076    149,679           74%
 Average deposits per branch                                      34,963         28,407      6,557           23%

Per Share Data:
 Basic earnings per share                                   $      0.25       $   0.17       0.08            47%
 Diluted earnings per share                                 $      0.23       $   0.16       0.07            44%
 Book value per share                                       $      9.97       $   8.88       1.09            12%

Summary of Financial Condition:
 At Period End:
 Assets                                                     $  1,003,236      $ 806,637    196,599           24%
 Investment Securities                                           125,392        173,946    (48,554)         -28%
 Loans                                                           547,143        500,002     47,141            9%
 Deposits                                                        769,195        624,949    144,246           23%
 Borrowings and repurchase agreements                            128,981        109,530     19,451           18%
 Stockholders' equity                                             53,944         47,751      6,193           13%

 Average for the period:
 Assets                                                     $    915,516      $ 780,006    135,510           17%
 Investment Securities                                           113,543        164,910    (51,367)         -31%
 Loans                                                           544,820        475,651     69,169           15%
 Deposits                                                        713,568        604,759    108,809           18%
 Borrowings                                                      143,732        125,961     17,771           14%
 Stockholders' equity                                             54,463         46,253      8,210           18%

Capital Ratios:
 Leverage                                                          7.5%           8.0%        -              -6%
 Tier 1 Capital to risk weighted assets                            9.8%          10.7%        -              -8%
 Total Capital to risk weighted assets                            15.0%          12.7%        -              18%

Asset Quality Statistics and Ratios:
 Net Chargeoffs                                                      193             85        108          127%
 Non-performing assets                                             4,509          3,278      1,231           38%
 90 Days or more delinquent loans                                  9,668          6,495      3,193           49%
 Annualized net chargeoffs to average loans                        0.14%          0.07%       -              98%
 Non-performing assets to total assets                             0.45%          0.41%       -              11%
 90 Days or more delinquent loans to total loans                   1.77%          1.30%       -              36%
 Allowance for loan losses to total loans                          1.50%          1.21%       -              24%


FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)


                                                                           For the six months ended June 30,
                                                                    2003          2002     $ Change      % Change
                                                           ---------------------------------------------------------
Summary of Earnings:
 Net interest income                                       $      16,584      $  14,599      1,985           14%
 Provision for loan losses                                         1,452            635        817          129%
 Noninterest income                                                9,945          6,190      3,755           61%
 Noninterest expense                                              21,437         17,476      3,961           23%
 Income before income taxes                                        3,640          2,678        962           36%
 Income tax expense                                                1,157            907        250           28%
 Net income                                                        2,483          1,771        712           40%

Profitability and Productivity:
 Return on average assets                                          0.57%          0.47%       -              22%
 Return on average equity                                          9.34%          7.86%       -              19%
 Net interest margin                                               4.04%          4.03%       -               0%
 Net overhead ratio                                                2.67%          2.99%       -             -11%
 Efficiency ratio                                                 81.39%         84.45%       -              -4%
 Mortgage loan production                                        610,237        397,386    212,851           54%
 Average deposits per branch                                      34,963         28,407      6,557           23%

Per Share Data:
 Basic earnings per share                                   $      0.46       $   0.33       0.13            39%
 Diluted earnings per share                                 $      0.43       $   0.31       0.12            39%
 Book value per share                                       $      9.97       $   8.88       1.09            12%

Summary of Financial Condition:
 At Period End:
 Assets                                                     $  1,003,236      $ 806,637    196,599           24%
 Investment Securities                                           125,392        173,946    (48,554)         -28%
 Loans                                                           547,143        500,002     47,141            9%
 Deposits                                                        769,195        624,949    144,246           23%
 Borrowings and repurchase agreements                            128,981        109,530     19,451           18%
 Stockholders' equity                                             53,944         47,751      6,193           13%

 Average for the period:
 Assets                                                     $    880,716      $ 767,327    113,389           15%
 Investment Securities                                           115,957        144,308    (28,351)         -20%
 Loans                                                           539,352        473,087     66,265           14%
 Deposits                                                        681,101        592,904     88,197           15%
 Borrowings                                                      142,258        126,101     16,157           13%
 Stockholders' equity                                             53,615         45,437      8,178           18%

Capital Ratios:
 Leverage                                                          7.5%           8.0%        -              -6%
 Tier 1 Capital to risk weighted assets                            9.8%          10.7%        -              -8%
 Total Capital to risk weighted assets                            15.0%          12.7%        -              18%

Asset Quality Statistics and Ratios:
 Net Chargeoffs                                                      434             99        335          338%
 Non-performing assets                                             4,509          3,278      1,231           38%
 90 Days or more delinquent loans                                  9,688          6,495      3,193           49%
 Annualized net chargeoffs to average loans                        0.16%          0.04%       -             285%
 Non-performing assets to total assets                             0.45%          0.41%       -              11%
 90 Days or more delinquent loans to total loans                   1.77%          1.30%       -              36%
 Allowance for loan losses to total loans                          1.50%          1.21%       -              24%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)

                                                                                As of June 30,
                                                                    2003          2002     $ Change      % Change
                                                           ---------------------------------------------------------
Assets:
 Cash and due from banks                                   $      57,550      $  24,703     32,847          133%
 Interest-bearing deposits                                        97,745         31,716     66,029          208%
 Available-for-sale investment securities, at fair value         125,392        173,946    (48,554)         -28%
 Loans held for sale                                             132,158         42,406     89,752          212%
 Loans receivable                                                547,143        500,002     47,141            9%
 Allowance for loan losses                                        (8,206)        (6,060)    (2,146)          35%
                                                           -----------------------------------------
 Loans,net                                                       538,937        493,942     44,995            9%
 Other real estate owned                                           1,902          2,452       (550)         -22%
 Restricted stock investments, at cost                             3,040          4,000       (960)         -24%
 Property and equipment                                           18,063         16,066      1,997           12%
 Accrued interest receivable                                       4,497          4,633       (136)          -3%
 Deferred income taxes                                             1,553          1,078        475           44%
 Prepaid expenses and other assets                                22,399         11,695     10,704           92%
                                                           -----------------------------------------
Total Assets                                                $  1,003,236      $ 806,637    196,599           24%
                                                           =========================================

Liabilities and Stockholders' Equity:
Liabilities:
 Deposits                                                   $    769,195      $ 624,949    144,246           23%
 Borrowings                                                      103,981         84,530     19,451           23%
 Repurchase agreements                                            25,000         25,000       -               0%
 Trust preferred securities                                       45,950         21,450     24,500          114%
 Accrued expenses and other liabilities                            5,166          2,957      2,209           75%
                                                           -------------------------------------------
Total Liabilities                                                949,292        758,886    190,406           25%

Stockholders' Equity
 Common Stock                                                        270            269          1            0%
 Additional paid-in-capital                                       48,088         47,810        278            1%
 Retained earnings (deficit)                                       3,437         (1,178)     4,615         -392%
 Accumulated other comprehensive income (loss)                     2,149            850      1,299          153%
                                                           -------------------------------------------
Total Stockholders Equity                                         53,944         47,751      6,193           13%

                                                           -------------------------------------------
Total Liabilities and Stockholders' Equity                  $  1,003,236      $ 806,637    196,599           24%
                                                           ===========================================
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